EXHIBIT 99.1
FOR IMMEDIATE RELEASE
AMERICAN COLOR GRAPHICS TO DISCUSS FIRST QUARTER RESULTS ON AUGUST 15, 2006
BRENTWOOD, TN, August 2, 2006 — ACG Holdings, Inc. and American Color Graphics, Inc. (collectively, the “Company”) announced today that it will discuss first quarter ended June 30, 2006 results on Tuesday, August 15, 2006. The Company will hold a conference call for investors at 11:00 a.m. EST. The call can be accessed as follows:
•	By telephone dial-in with the capability to participate in the question and answer portion of the call. The telephone dial-in number for participants in the United States is 888-455-0042 and the pass-code confirmation # is 3770377. The telephone dial-in number for participants outside the United States is +1-210-234-0003 and the pass-code confirmation # is 3770377.
An audio replay of the conference call will be available for a one week period after the call. The dial-in number for participants in the United States is 866-485-0044. The audio replay dial-in number for participants outside the United States is 203-369-1615.
FORWARD LOOKING STATEMENTS
The conference call may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements on the call that are not clearly historical in nature are forward looking and the words “anticipate,” “believe,” “expect,” “estimate,” “project,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements may include statements addressing future financial condition and operating results.
Economic, business, competitive and/or regulatory factors affecting the Company’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these and other factors is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The Company anticipates filing its Form 10-Q for the quarter ended June 30, 2006 with the Securities and Exchange Commission on or before August 14, 2006. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
ACG Holdings, is the parent company of American Color Graphics which conducts business as American Color Print and American Color Premedia.
American Color Print is one of the leading printers of advertising inserts and newspaper products in the United States. The Company’s production facilities print and distribute products such as weekly retail advertising inserts, Sunday comic sections, comic books and other publications for many of the country’s retailers and major newspapers.
American Color Premedia is one of the most technologically advanced providers of premedia services in the United States. Our premedia services segment provides our customers with a complete solution for the preparation and management of materials for printing, including the capture, manipulation, storage, transmission and distribution of images.
Contact:
American Color Graphics, Inc.
Patrick W. Kellick 615-377-7430